                                                                     EXHIBIT 4.1


                                            (As amended through June 3, 1997.
                                            This form reflects the 2 for 1 stock
                                            split of Common Stock effective
                                            June, 1997.)











                             THE TJX COMPANIES, INC.
                            1986 STOCK INCENTIVE PLAN
                            -------------------------

                                      INDEX
                                      -----

                                                                            Page


SECTION 1.  GENERAL PURPOSE OF THE PLAN........................................1

SECTION 2.  PLAN ADMINISTRATION................................................1

SECTION 3.  SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION..............2

SECTION 4.  ELIGIBILITY........................................................3

SECTION 5.  LIMITATIONS ON TERM AND DATES OF AWARDS............................3

SECTION 6.  STOCK OPTIONS......................................................4

SECTION 7.  STOCK APPRECIATION RIGHTS; DISCRETIONARY PAYMENTS..................6

SECTION 8.  RESTRICTED STOCK; UNRESTRICTED STOCK...............................8

SECTION 9.  DEFERRED STOCK AWARDS.............................................10

SECTION 10. PERFORMANCE AWARDS................................................11

SECTION 11. OTHER STOCK-BASED AWARDS..........................................12

SECTION 12. TRANSFER, LEAVE OF ABSENCE........................................13

SECTION 13. AMENDMENTS AND TERMINATION........................................14

SECTION 14. STATUS OF PLAN....................................................14

SECTION 15. CHANGE OF CONTROL PROVISIONS......................................15

SECTION 16. GENERAL PROVISIONS................................................15

SECTION 17. DEFINITIONS.......................................................16

DEFINITION OF "CHANGE OF CONTROL".............................................19

                             THE TJX COMPANIES, INC.
                            1986 STOCK INCENTIVE PLAN


SECTION 1.  GENERAL PURPOSE OF THE PLAN.
            ---------------------------

         The name of the plan is The TJX Companies, Inc. 1986 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to secure for The TJX Companies, Inc. (the "Company") and its stockholders the benefit of the incentives inherent in Common Stock ownership and the receipt of incentive awards by selected key employees of the Company and its Subsidiaries who contribute to and will be responsible for its continued long term growth. The Plan is intended to stimulate the efforts of such key employees by providing an opportunity for capital appreciation and giving suitable recognition for services which contribute materially to the success of the Company.

SECTION 2.  PLAN ADMINISTRATION.
            -------------------

         The Plan shall be administered by a Committee of not less than two Non-Employee Directors, who shall be appointed by the Board and who shall serve at the pleasure of the Board.

         The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

         (i) to select the officers and other key employees of the Company and its Subsidiaries to whom Awards may from time to time be granted;

         (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Unrestricted Stock, Deferred Stock, Performance Awards and any Other Stock-based Awards, or any combination of the foregoing, granted to any one or more participants;

         (iii)    to determine the number of shares to be covered by any Award;

         (iv) to determine the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants;

         (v) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

         (vi) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related Award Agreements); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

         All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3.  SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION.
            -----------------------------------------------------

         (a) SHARES ISSUABLE. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 21,000,000, including shares issued in lieu of or upon reinvestment of dividends arising from Awards. For purposes of this limitation, Awards and Stock which are forfeited, reacquired by the Company or satisfied without the issuance of Stock shall not be counted and such limitation shall apply only to shares which have become free of any restrictions under the Plan, except that shares of Restricted Stock reacquired by the Company, and shares withheld by the Company to satisfy tax withholding requirements shall be counted to the extent required under Rule 16b-3 under the Act or any successor rule. The maximum number of shares of Stock which may be issued pursuant to awards of Restricted Stock or Performance Awards shall not exceed an aggregate of 35% of the additional shares of stock approved for issuance under this Plan by shareholders on June 3, 1997, as adjusted for the stock split effective June, 1997. Subject to the foregoing limitations in this paragraph (a), shares may be issued up to such maximums pursuant to any type or types of Award, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

         The number of Stock Options, Stock Appreciation Rights or Performance Awards that shall be awarded to any Participant during any consecutive three-year period commencing after June 3, 1997 shall be limited to 2,000,000 shares calculated separately for each of Stock Options, Stock Appreciation Rights and Performance Awards.

         (b) STOCK DIVIDENDS, MERGERS, ETC. In the event of a stock dividend, stock split or similar change in capitalization, or extraordinary dividend or distribution or restructuring transaction affecting the Stock, the Committee shall make appropriate adjustments in the number and kind of shares of stock or securities on which Awards may thereafter be granted and shall make such adjustments in the number and kind of shares remaining subject to outstanding Awards, and the option or purchase price in respect of such shares as it may deem appropriate with a view toward preserving the value of outstanding awards. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 15.

         (c) SUBSTITUTE AWARDS. The Company may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. The shares which may be delivered under such substitute Awards shall be in addition to the maximum number of shares provided for in Section 3(a).

SECTION 4.  ELIGIBILITY.
            -----------

         Participants in the Plan will be such full or part time officers and other key employees of the Company and its Subsidiaries (excluding any director who is not a full time employee) who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries and who are selected from time to time by the Committee, in its sole discretion. Persons who are not employees of the Company or a subsidiary (within the meaning of Section 424 of the Code) shall not be eligible to receive grants of Incentive Stock Options.

SECTION 5.  LIMITATIONS ON TERM AND DATES OF AWARDS.
            ---------------------------------------

         (a) DURATION OF AWARDS. Subject to Sections 16(a) and 16(c) below, no restrictions or limitations on Awards shall extend beyond 10 years (or 10 years and one day in the case of Non-Qualified Stock Options) from the grant date, except that deferrals elected by participants of the receipt of Stock or other benefits under the Plan may extend beyond such date.

         (b) LATEST GRANT DATE. No Award shall be granted after April 8, 2007, but then outstanding Awards may extend beyond such date.

SECTION 6.  STOCK OPTIONS.
            -------------

         Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

         Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

         Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted to the Committee under the Plan be so exercised, so as to disqualify the Plan or, without the consent of the optionee, any Incentive Stock Option under Section 422 of the Code.

         Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

         (a) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of Fair Market Value on the date of grant.

         (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted and no Non-Qualified Stock Option shall be exercisable more than ten years and one day after the date the option is granted.

         (c) EXERCISABILITY. Stock Options shall be exercisable at such future time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option.

         (d)  Intentionally omitted.

         (e) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check or other instrument or means acceptable to the Committee or by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price. As determined by the Committee, in its discretion, at (or, in the case of Non-Qualified Stock Options, after) grant, payment in full or in part of the exercise price or to pay withholding taxes (as provided in Section 16(c)) may also be made in the form of shares of Stock not then subject to restrictions under any Company plan. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options. Notwithstanding anything to the contrary contained herein, this Plan does not permit the exercise of an option in successive stages (pyramiding) using as payment at each stage shares which have been acquired under the option in preceding stages.

         (f) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

         (g) TERMINATION BY DEATH. If an optionee's employment by the Company and its Subsidiaries terminates by reason of death, the Stock Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall at any time determine prior to death), by the legal representative or legatee of the optionee, for a period of three years (or such shorter period as the Committee shall specify at time of grant) from the date of death or until the expiration of the stated term of the option, if earlier.

         (h) TERMINATION BY REASON OF DISABILITY. Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries has terminated, or who has been designated an inactive employee, by reason of Disability may thereafter be exercised to the extent it was exercisable at the time of the earlier of such termination or such designation (or on such accelerated basis as the Committee shall at any time determine prior to such termination or designation) for a period of three years (or such shorter period as the Committee shall specify at time of grant) from the date of such termination of employment or designation or until the expiration of the stated term of the option, if earlier. Except as otherwise provided by the Committee at the time of grant, the death of an optionee during the final year of such exercise period shall extend such period for one year following death, subject to termination on the expiration of the stated term of the option, if earlier. The Committee shall have the authority to determine whether a participant has been terminated or designated an inactive employee by reason of Disability.

         (i) TERMINATION BY REASON OF NORMAL RETIREMENT. If an optionee's employment by the Company and its Subsidiaries terminates by reason of Normal Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent that it was then exercisable (or on such accelerated basis as the Committee shall at any time determine) for a period of three years (or such shorter period as the Committee shall specify at time of grant) from the date of Normal Retirement or until the expiration of the stated term of the option, if earlier. Except as otherwise provided by the Committee at the time of grant, the death of an optionee during the final year of such exercise period shall extend such period for one year following death, subject to earlier termination on the expiration of the stated term of the option, if earlier.

         (j) OTHER TERMINATION. Unless otherwise determined by the Committee, if an optionee's employment by the Company and its Subsidiaries terminates for any reason other than death, Disability, Normal Retirement, or for Cause, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable on the date of termination of employment (or on such accelerated basis as the Committee shall determine at or after grant) for a period of three months (or such longer period up to three years as the Committee shall specify at or after grant) from the date of termination of employment or until the expiration of the stated term of the option, if earlier. If an optionee's employment terminates for Cause, the unexercised portion of any Stock Option then held by the optionee shall immediately terminate.

         (k) FORM OF SETTLEMENT. Subject to Section 16(a) and Section 16(c) below, shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as provided in the following sentence. The Committee may provide at time of grant that the shares to be issued upon the exercise of a Stock Option shall be in the form of Restricted Stock or Deferred Stock, or may reserve the right to so provide after time of grant.

SECTION 7.  STOCK APPRECIATION RIGHTS; DISCRETIONARY PAYMENTS.
            -------------------------------------------------

         (a) NATURE OF STOCK APPRECIATION RIGHT. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock (or in a form of payment permitted under paragraph (e) below) or a combination thereof having a value equal to (or if the Committee shall so determine at time of grant, less than) the excess of the Fair Market Value of a share of Stock on the date of exercise over the Fair Market Value of a share of Stock on the date of grant (or over the option exercise price, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

         (b) GRANT AND EXERCISE OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted in tandem with, or independently of, any Stock Option granted under the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Right may be granted either at or after the time of the grant of such option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Right may be granted only at the time of the grant of the option.

         A Stock Appreciation Right or applicable portion thereof granted in tandem with a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

         (c) TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:

         (i) Stock Appreciation Rights granted in tandem with Stock Options shall be exercisable only at such time or times and to the extent that the related Stock Options shall be exercisable.

         (ii) Upon the exercise of a Stock Appreciation Right, the applicable portion of any related Stock Option shall be surrendered.

         (iii) Stock Appreciation Rights granted in tandem with a Stock Option shall be transferable only with such Stock Option. Other Stock Appreciation Rights shall not be transferable otherwise than by will or the laws of descent and distribution. All Stock Appreciation Rights shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

         (d) DISCRETIONARY PAYMENTS. Notwithstanding that a Stock Option at the time of exercise shall not be accompanied by a related Stock Appreciation Right, if the market price of the shares subject to such Stock Option exceeds the exercise price of such Stock Option at the time of its exercise, the Committee may, in its discretion, cancel such Stock Option, in which event the Company shall pay to the person exercising such Stock Option an amount equal to the difference between the Fair Market Value of the Stock to have been purchased pursuant to such exercise of such Stock Option (determined on the date the Stock Option is cancelled) and the aggregate consideration to have been paid by such person upon such exercise. Such payment shall be by check, bank draft or in Stock (or in a form of payment permitted under paragraph
(e) below) having a Fair Market Value (determined on the date the payment is to be made) equal to the amount of such payments or any combination thereof, as determined by the Committee. The Committee may exercise its discretion under the first sentence of this paragraph (d) only in the event of a written request of the person exercising the option, which request shall not be binding on the Committee.

         (e) SETTLEMENT IN THE FORM OF RESTRICTED SHARES OR RIGHTS TO RECEIVE DEFERRED STOCK. Subject to Sections 16(a) and 16(c) below, shares of Stock issued upon exercise of a Stock Appreciation Right or as a Discretionary Payment shall be free of all restrictions under the Plan, except as provided in the following sentence. The Committee may provide at the time of grant in the case of a Stock Appreciation Right (and at the time of payment in the case of a Discretionary Payment) that such shares shall be in the form of shares of Restricted Stock or rights to acquire Deferred Stock, or in the case of a Stock Appreciation Right may reserve the right to so provide at any time after the time of grant. Any such shares and any shares subject to rights to acquire Deferred Stock shall be valued at Fair Market Value on the date of exercise of the Stock Appreciation Right or the date the Stock Option is cancelled in the case of Discretionary Payments.

SECTION 8.  RESTRICTED STOCK; UNRESTRICTED STOCK.
            ------------------------------------

         (a) NATURE OF RESTRICTED STOCK AWARD. A Restricted Stock Award is an Award entitling the recipient to acquire shares of Stock for a purchase price (which may be zero), subject to such conditions, including a Company right during a specified period or periods to repurchase such shares at their original purchase price (or to require forfeiture of such shares, if the purchase price was zero) upon participant's termination of employment, as the Committee may determine at the time of grant.

         (b) AWARD AGREEMENT. Unless the Committee shall otherwise determine, a participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by making payment to the Company by certified or bank check or other instrument acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a Restricted Stock Award Agreement in such form as the Committee shall determine.

         (c) RIGHTS AS A SHAREHOLDER. Upon complying with paragraph (b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock including voting and dividend rights, subject to nontransferability restrictions and Company repurchase or forfeiture rights described in this Section and subject to any other conditions contained in the Award Agreement. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are free of any restrictions under the Plan.

         (d) RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment with the Company and its subsidiaries for any reason such shares shall be resold to the Company at their purchase price, or forfeited to the Company if the purchase price was zero, except as set forth below.

         (i) The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the Restricted Stock and the obligation to resell such shares to the Company shall lapse. However, no grants of Restricted Stock made after September 8, 1993 shall specify such a date which is less than three years from the date of the grant, except that (i) such a date may be one year or greater in the case of Restricted Stock granted subject to the attainment of performance goals, (ii) future shares of Restricted Stock may be granted which specify full vesting in no less than three years and partial vesting at a rate no faster than one-third of such shares each year, and
                  (iii) shares of Restricted Stock may be granted which specify any vesting date provided that on a cumulative basis such shares granted after September 8, 1993, when no longer subject to restrictions under the Plan, do not exceed 400,000 shares. The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 13, amend any conditions of the Award.

                        (ii) Except as may otherwise be provided in the Award Agreement, in the event of termination of employment by the Company and its Subsidiaries for any reason (including death), a participant or the participant's legal representative shall offer to resell to the Company, at the price paid therefor, all Restricted Stock, and the Company shall have the right to purchase the same at such price, or if the price was zero to require forfeiture of the same, provided that except as provided in the Award Agreement, the Company must exercise such right of repurchase or forfeiture not later than the 60th day following such termination of employment.

         (e) WAIVER, DEFERRAL AND REINVESTMENT OF DIVIDENDS. The Restricted Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

         (f) UNRESTRICTED STOCK. The Committee may, in its sole discretion, grant or sell to any participant shares of Stock free of restrictions under the Plan ("Unrestricted Stock"). Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

SECTION 9.  DEFERRED STOCK AWARDS.
            ---------------------

         (a) NATURE OF DEFERRED STOCK AWARD. A Deferred Stock Award is an award entitling the recipient to acquire shares of Stock without payment in one or more installments at a future date or dates, all as determined by the Committee. The Committee may also condition such acquisition on the attainment of specified performance goals.

         (b) AWARD AGREEMENT. Unless the Committee shall otherwise determine, a participant who is granted a Deferred Stock Award shall have no rights with respect to such Award unless within 60 days of the grant of such Award or such shorter period as the Committee may specify, the participant shall have accepted the Award by executing and delivering to the Company a Deferred Stock Award Agreement.

         (c) RESTRICTIONS ON TRANSFER. Deferred Stock Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered. Rights with respect to such Awards shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

         (d) RIGHTS AS A SHAREHOLDER. A participant receiving a Deferred Stock Award will have rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate for shares of Deferred Stock only upon satisfaction of all conditions therefor specified in the Deferred Stock Award Agreement.

         (e) TERMINATION. Except as may otherwise be provided by the Committee at any time prior to termination of employment, a participant's rights in all Deferred Stock Awards shall automatically terminate upon the participant's termination of employment by the Company and its Subsidiaries for any reason (including death).

         (f) ACCELERATION, WAIVER, ETC. At any time prior to the participant's termination of employment the Committee may in its discretion accelerate, waive, or, subject to Section 13, amend any or all of the restrictions or conditions imposed under any Deferred Stock Award.

         (g) PAYMENTS IN RESPECT OF DEFERRED STOCK. Without limiting the right of the Committee to specify different terms, the Deferred Stock Award Agreement may either make no provisions for, or may require or permit the immediate payment, deferral or investment of amounts equal to, or less than, any cash dividends which would have been payable on the Deferred Stock had such Stock been outstanding, all as determined by the Committee in its sole discretion.

SECTION 10. PERFORMANCE AWARDS.
            ------------------

         (a) NATURE OF PERFORMANCE AWARDS. A Performance Award is an award entitling the recipient to acquire cash or shares of Stock, or a combination of cash and Stock, upon the attainment of specified performance goals. If the grant, vesting, or exercisability of a Stock Option, SAR, Restricted Stock, Deferred Stock or Other Stock-Based Award is conditioned upon attainment of a specified performance goal or goals, it shall be treated as a Performance Award for purposes of this Section and shall be subject to the provisions of this
Section in addition to the provisions of the Plan applicable to such form of Award.

         (b) QUALIFYING AND NONQUALIFYING PERFORMANCE AWARDS. Performance Awards may include Awards intended to qualify for the performance-based compensation exception under Section 162(m)(4)(C) of the Code ("Qualifying Awards") and Awards not intended so to qualify ("Nonqualifying Awards").

         (c) TERMS OF PERFORMANCE AWARDS. The Committee in its sole discretion shall determine whether and to whom Performance Awards are to be granted, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the Award. Performance Awards may be granted independently or in connection with the granting of other Awards. In the case of a Qualifying Award (other than a Stock Option or SAR), the following special rules shall apply: (i) the Committee shall preestablish the performance goals and other material terms of the Award not later than the latest date permitted under Section 162(m) of the Code; (ii) the performance goal or goals fixed by the Committee in connection with the Award shall be based exclusively on one or more Approved Performance Criteria; (iii) no payment (including, for this purpose, vesting or exercisability where vesting or exercisability, rather than the grant of the award, is linked to satisfaction of performance goals) shall be made unless the preestablished performance goals have been satisfied and the Committee has certified (pursuant to Section 162(m) of the Code) that they have been satisfied; (iv) no payment shall be made in lieu or in substitution for the Award if the preestablished performance goals are not satisfied (but this clause shall not limit the ability of the Committee or the Company to provide other remuneration to the affected Participant, whether or not under the Plan, so long as the payment of such remuneration would not cause the Award to fail to be treated as having been contingent on the preestablished performance goals) and (v) in all other respects the Award shall be construed and administered consistent with the intent that any compensation under the Award be treated as performance-based compensation under Section 162(m)(4)(C) of the Code.

         (d) AWARD AGREEMENT. Unless the Committee shall otherwise determine, a participant shall have no rights with respect to a Performance Award unless within 60 days of the grant of such Award or such shorter period as the Committee may specify, the participant shall have accepted the Award by executing and delivering to the Company a Performance Award Agreement.

         (e) RIGHTS AS A SHAREHOLDER. A participant receiving a Performance Award will have rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Award (to the extent the Award provides for the delivery of shares of Stock) only upon satisfaction of all conditions therefor specified in the Performance Award Agreement.

         (f) TERMINATION. Except as may otherwise be provided by the Committee (consistent with Section 162(m), in the case of a Qualifying Award) at any time prior to termination of employment, a participant's rights in all Performance Awards shall automatically terminate upon the participant's termination of employment by the Company and its Subsidiaries for any reason (including death).

         (g) ACCELERATION, WAIVER, ETC. At any time prior to the participant's termination of employment by the Company and its Subsidiaries, the Committee may in its sole discretion (but subject to Section 162(m), in the case of a Qualifying Award) accelerate, waive or, subject to Section 13, amend any or all of the goals, restrictions or conditions imposed under any Performance Award.

SECTION 11. OTHER STOCK-BASED AWARDS.
            ------------------------

         (a) NATURE OF AWARDS. The Committee may grant other Awards under which Stock is or may in the future be acquired ("Other Stock-based Awards").

         (b) PURCHASE PRICE; FORM OF PAYMENT. The Committee may determine the consideration, if any, payable upon the issuance or exercise of an Other Stock-based Award. The Committee may permit payment by certified check or bank check or other instrument acceptable to the Committee or by surrender of other shares of Stock (excluding shares then subject to restrictions under the Plan).

         (c) FORFEITURE OF AWARDS; REPURCHASE OF STOCK; ACCELERATION OR WAIVER OF RESTRICTIONS. The Committee may determine the conditions under which an Other Stock-based Award shall be forfeited or, in the case of an Award involving a payment by the recipient, the conditions under which the Company may or must repurchase such Award or related Stock. At any time the Committee may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the limitations or conditions imposed under any Other Stock-based Award.

         (d) AWARD AGREEMENTS. Unless the Committee shall otherwise determine, a participant shall have no rights with respect to any Other Stock-based Award unless within 60 days after the grant of such Award (or such shorter period as the Committee may specify) the participant shall have accepted the Award by executing and delivering to the Company an Other Stock-based Award Agreement.

         (e) NONTRANSFERABILITY. Other Stock-based Awards may not be sold, assigned, transferred, pledged or encumbered except as may be provided in the Other Stock-based Award Agreement. However, in no event shall any Other Stock-based Award be transferred other than by will or by the laws of descent and distribution or be exercisable during the participant's lifetime by other than the participant or the participant's legal representative.

         (f) RIGHTS AS A SHAREHOLDER. A recipient of any Other Stock-based Award will have rights of a shareholder only at the time and to the extent, if any, specified by the Committee in the Other Stock-based Award Agreement.

         (g) DEEMED DIVIDEND PAYMENTS; DEFERRALS. Without limiting the right of the Committee to specify different terms at or after grant, an Other Stock-based Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends or deemed dividends payable or deemed payable on Stock subject to the Award.

SECTION 12. TRANSFER, LEAVE OF ABSENCE.
            --------------------------

         For purposes of the Plan, the following events shall not be deemed a termination of employment:

         (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

         (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

For purposes of the Plan, the employees of a Subsidiary of the Company shall be deemed to have terminated their employment on the date on which such Subsidiary ceases to be a Subsidiary of the Company.

SECTION 13. AMENDMENTS AND TERMINATION.
            --------------------------

         The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. However, no such amendment shall be effective unless approved by stockholders if it would (i) reduce the exercise price of any option previously granted hereunder or (ii) cause the Plan to fail to satisfy the incentive stock option requirements of the Code or the requirements of Rule 16b-3 or any successor rule under the Act as in effect on the date of such amendment. Notwithstanding any provision of this Plan, the Board or the Committee may at any time adopt any subplan or otherwise grant Stock Options or other Awards under this Plan having terms consistent with applicable foreign tax or other foreign regulatory requirements or laws; provided, however, that no person subject to the restrictions of Section 16(b) of the Act may be eligible for or be granted any such Stock Options or other Awards if such eligibility or grant would cause the Plan to fail to satisfy the requirements of Rule 16b-3 or any successor rule under the Act as in effect on the applicable date.

SECTION 14. STATUS OF PLAN.
            --------------

         With respect to the portion of any Award which has not been exercised and any payments in cash, stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 15. CHANGE OF CONTROL PROVISIONS.
            ----------------------------

         As used herein, a Change of Control and related definitions shall have the meanings set forth in Exhibit A to this Plan.

         Upon the occurrence of a Change of Control:

         (i) Each Stock Option and Stock Appreciation Right shall automatically become fully exercisable unless the Committee shall otherwise expressly provide at the time of grant.

         (ii) Restrictions and conditions on Restricted Stock, Deferred Stock, Performance Units and Other Stock-based Awards shall automatically be deemed waived only if and to the extent, if any, specified (whether at or after time of grant) by the Committee.

The Committee may at any time prior to or after a Change of Control accelerate the exercisability of any Stock Options and Stock Appreciation Rights and may waive restrictions, limitations and conditions on Restricted Stock, Deferred Stock, Performance Units and Other Stock-based Awards to the extent it shall in its sole discretion determine.

SECTION 16. GENERAL PROVISIONS.
            ------------------

         (a) NO DISTRIBUTION; COMPLIANCE WITH LEGAL REQUIREMENTS, ETC. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

         No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

         (b) OTHER COMPENSATION ARRANGEMENTS; NO EMPLOYMENT RIGHTS. Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan does not confer upon any employee any right to continued employment with the Company or a Subsidiary, nor does it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

         (c) TAX WITHHOLDING, ETC. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. The Company may withhold or otherwise administer the Plan to comply with tax obligations under any applicable foreign laws.

         The Committee may provide, in respect of any transfer of Stock under an Award, that if and to the extent withholding of any Federal, state or local tax is required in respect of such transfer or vesting, the participant may elect, at such time and in such manner as the Committee shall prescribe, to (i) surrender to the Company Stock not then subject to restrictions under any Company plan or (ii) have the Company hold back from the transfer or vesting Stock having a value calculated to satisfy such withholding obligation.

         (d) DEFERRAL OF AWARDS. Participants may elect to defer receipt of Awards or vesting of Awards only in such cases and to the extent that the Committee shall determine at or after the grant date.

SECTION 17.  DEFINITIONS.
             -----------

         The following terms shall be defined as set forth below:

         (a)      "Act" means the Securities Exchange Act of 1934.

         (b) "Approved Performance Criteria" means criteria based on any one or more of the following (on a consolidated, divisional, line of business, geographical or area of executive's responsibilities basis): one or more items of or within (i) sales, revenues, assets or expenses; (ii) earnings, income or margins, before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations and aggregate or per share basis;
                  (iii) return on investment, capital, assets, sales or revenues; and (iv) stock price.

         (c) "Award" or "Awards" except where referring to a particular category of grant under the Plan shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Deferred Stock Awards, Performance Awards and Other Stock-based Awards.

         (d)      "Board" means the Board of Directors of the Company.

         (e) "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is directly harmful to the business or reputation of the Company or any Subsidiary.

         (f) "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

         (g) "Committee" means the Committee referred to in Section 2. If at any time no Committee shall be in office, the functions of the Committee shall be exercised by the Board.

         (h)      "Deferred Stock Award" is defined in Section 9(a).

         (i) "Disability" means disability as determined in accordance with standards and procedures similar to those used under the Company's long term disability program.

         (j) "Fair Market Value" on any given date means the last sale price regular way at which Stock is traded on such date as reflected in the New York Stock Exchange Composite Transactions Index or, where applicable, the value of a share of Stock as determined by the Committee in accordance with the applicable provisions of the Code.

         (k) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" as defined in the Code.

         (l) "Non-Employee Director" shall have the meaning set forth in Rule 16b- 3(b)(3) promulgated under the Act, or any successor definition under the Act.

         (m) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         (n) "Normal Retirement" means retirement from active employment with the Company and its Subsidiaries on or after the normal retirement date specified in The TJX Companies, Inc. Retirement Plan.

         (o)      "Other Stock-based Award" is defined in Section 11(a).

         (p)      "Performance Award" is defined in Section 10(a).

         (q)      "Restricted Stock Award" is defined in Section 8(a).

         (r) "Stock" means the Common Stock, $1.00 par value, of the Company, subject to adjustments pursuant to Section 3.

         (s) "Stock Appreciation Right" means a right described in Section 7(a) and granted, either independently of other Awards or in tandem with the grant of a Stock Option.

         (t) "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 6.

         (u) "Subsidiary" means any corporation or other entity (other than the Company) in an unbroken chain beginning with the Company if each of the entities (other than the last entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interest in one of the other corporations or other entities in the chain.

         (v)      "Unrestricted Stock Award" is defined in Section 8(f).

                                                                       EXHIBIT A
                                                                       ---------

                        DEFINITION OF "CHANGE OF CONTROL"
                        ---------------------------------

         "Change of Control" shall mean the occurrence of any one of the following events:

                  (a) there occurs a change of control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or in any other filing under the Exchange Act; PROVIDED, HOWEVER, that if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring control, a transaction shall not be deemed to be a Change of Control as to a Participant unless the Committee shall otherwise determine prior to such occurrence; or

                  (b) any Person other than the Company, any wholly-owned subsidiary of the Company, or any employee benefit plan of the Company or such a subsidiary becomes the owner of 20% or more of the Company's Common Stock and thereafter individuals who were not directors of the Company prior to the date such Person became a 20% owner are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 1/4 of the Company's Board of Directors; PROVIDED, HOWEVER, that unless the Committee shall otherwise determine prior to the acquisition of such 20% ownership, such acquisition of ownership shall not constitute a Change of Control as to a Participant if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring such ownership; or

                  (c) there occurs any solicitation or series of solicitations of proxies by or on behalf of any Person other than the Company's Board of Directors and thereafter individuals who were not directors of the Company prior to the commencement of such solicitation or series of solicitations are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 1/4 of the Company's Board of Directors; or

                  (d) the Company executes an agreement of acquisition, merger or consolidation which contemplates that (i) after the effective date provided for in such agreement, all or substantially all of the business and/or assets of the Company shall be owned, leased or otherwise controlled by another Person and (ii) individuals who are directors of the Company when such agreement is executed shall not constitute a majority of the board of directors of the survivor or successor entity immediately after the effective date provided for in such agreement; PROVIDED, HOWEVER, that unless otherwise determined by the Committee, no transaction shall constitute a Change of Control as to a Participant if, immediately after such transaction, the Participant or any Participant Related Party shall own equity securities of any surviving corporation ("Surviving Entity") having a fair value as a percentage of the fair value of the equity securities of such Surviving Entity greater than 125% of the fair value of the equity securities of the Company owned by the Participant and any Participant Related Party immediately prior to such transaction, expressed as a percentage of the fair value of all equity securities of the Company immediately prior to such transaction (for purposes of this paragraph ownership of equity securities shall be determined in the same manner as ownership of Common Stock); and PROVIDED, FURTHER, that, for purposes of this paragraph (d), if such agreement requires as a condition precedent approval by the Company's shareholders of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless and until such approval is secured (but upon any such approval, a Change of Control shall be deemed to have occurred on the date of execution of such agreement).

         In addition, for purposes of this Exhibit A the following terms have the meanings set forth below:

         "Common Stock" shall mean the then outstanding Common Stock of the Company plus, for purposes of determining the stock ownership of any Person, the number of unissued shares of Common Stock which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) upon the exercise of conversion rights, exchange rights, warrants or options or otherwise. Notwithstanding the foregoing, the term Common Stock shall not include shares of Preferred Stock or convertible debt or options or warrants to acquire shares of Common Stock (including any shares of Common Stock issued or issuable upon the conversion or exercise thereof) to the extent that the Board of Directors of the Company shall expressly so determine in any future transaction or transactions.

         A Person shall be deemed to be the "owner" of any Common Stock:

                  (i) of which such Person would be the "beneficial owner," as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission (the "Commission") under the Exchange Act, as in effect on March 1, 1989; or

                  (ii) of which such Person would be the "beneficial owner" for purposes of Section 16 of the Exchange Act and the rules of the Commission promulgated thereunder, as in effect on March 1, 1989; or

                  (iii) which such Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated by the Commission under the Exchange Act, as in effect on March 1, 1989) has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.

         "Person" shall have the meaning used in Section 13(d) of the Exchange Act, as in effect on March 1, 1989.

         A "Participant Related Party" shall mean, with respect to a Participant, any affiliate or associate of the Participant other than the Company or a Subsidiary of the Company. The terms "affiliate" and "associate" shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act (the term "registrant" in the definition of "associate" meaning, in this case, the Company).

         "Participant" means a participant in the Plan.